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Exhibit 1

Durban Roodepoort Deep, Limited ARBN 086 277 616 / South African
Reg. No. 1895/000926/06

Third Supplementary Bidder's Statement

1.    Introduction

        This document is a supplementary bidder's statement under section 643 of the Corporations Act 2001 (Cth). It is the third supplementary bidder's statement (Third Supplementary Bidder's Statement) issued by Durban Roodepoort Deep, Limited ARBN 086 277 616 / South African Reg. No. 1895/000926/06 (DRD) in relation to its off-market takeover offer (Offer) for all the ordinary shares in Emperor Mines Limited ABN 61 007 508 787 (Emperor). This Third Supplementary Bidder's Statement supplements, and should be read together with, DRD's bidder's statement dated 26 March 2004 (Bidder's Statement) and DRD's other supplementary bidder's statements dated 4 May 2004 and 19 May 2004.

2.    Variation of Offer terms

        Following negotiations between DRD and Emperor, DRD announced on 10 June 2004 that it will:

  •
  increase the offer price under its Offers for Emperor from 1 DRD share for every 5 Emperor shares held to 5 DRD shares for every 22 Emperor shares held, and declared this offer price final;

  •
  waive all conditions to its Offers other than the 90% minimum acceptance condition contained in section 9.8(a) of the Bidder's Statement;

  •
  waive the 90% minimum acceptance condition (section 9.8(a) of the Bidder's Statement) if DRD receives acceptances taking its relevant interest in Emperor to more than 50%. As at 14 June 2004, DRD had a relevant interest in 25.43% of Emperor;

  •
  shorten the time for payment of the offer consideration to accepting Emperor shareholders to within 7 days after the Offer becomes unconditional, or after acceptance of the Offer, whichever is the latter; and

  •
  extend the Offer period to 7.00pm (Sydney time) on 14 July 2004 (unless further extended).

        A copy of this announcement is attached as Annexure A.

        A majority of Emperor independent directors have since recommended that shareholders accept DRD's final revised Offer. A copy of Emperor's response to DRD's announcement is attached as Annexure B. Emperor have advised that the reasons for each Emperor directors' position on the revised offer will be forwarded to Emperor shareholders promptly.

3.    Consequential amendments to Bidder's Statement

        As a result of DRD's announcement on 10 June 2004, the following consequential amendments are made to the Bidder's Statement.

  (a)
  the front cover of the Bidder's Statement is amended by replacing the words "1 Durban Roodepoort Deep, Limited share for every 5 of your Emperor Mines Limited shares" with the words "5 DRD Durban Roodepoort Deep, Limited shares for every 22 of your Emperor Mines Limited shares";

  (b)
  the front cover of the Bidder's Statement is amended by replacing the words "14 May 2004" with the words "14 July 2004";

  (c)
  section 4.2 of the Bidder's Statement is amended by replacing "250.0" in the row headed "Shares outstanding (millions)—basic" in the table contained in that section with "252.5". The increase in the Offer consideration will not have a material impact on the pro forma and other financial information contained in section 4.3 of the Bidder's Statement;

  (d)
  section 4.4 of the Bidder's Statement is amended by:

  —
  replacing "18,010,775" in the table in that section with "20,466,789";

  —
  replacing "249,997,803" in the table in that section with "252,453,817";

  —
  replacing the words "1 DRD Share for every 5 Emperor Shares" in the notes to the table in that section with the words "5 DRD Shares for every 22 Emperor Shares"; and

  —
  replacing "306,667" in the notes to the table in that section with "348,485";

  —
  replacing the number "7%" in the sentence below the table with the number "8%";

  (e)
  section 5.1 of the Bidder's Statement is amended by:

  —
  replacing "18,010,775" with "20,466,789";

  —
  replacing "306,667" with "348,485"; and

  —
  replacing "18,317,442" with "20,815,274";

  (f)
  section 9.1(a) of the Bidder's Statement is amended by replacing the words "1 DRD Share for every 5 of Your Emperor Shares" with the words "5 DRD Shares for every 22 of Your Emperor Shares";

  (g)
  section 9.2(a) of the Bidder's Statement is amended by replacing the words "14 May 2004" with the words "14 July 2004";

  (h)
  section 9.7 of the Bidder's Statement is amended by replacing the words "one month" and "21 days" wherever they appear in that section with the words "seven days"; and

  (i)
  section 9.12 of the Bidder's Statement is amended by replacing the words "6 May 2004" with the words "6 July 2004".

        A copy of the formal notice of variation in relation to the increase in its offer price is attached as Annexure C. A copy of the formal notice of variation in relation to the extension of the offer period is attached as Annexure D. A copy of the formal notices under sections 630(2) and 650E of the Corporations Act regarding the status of the defeating conditions is attached as Annexure E.

4.    Intentions in regards to options to acquire Emperor shares

        In section 3.4(b) of its Bidder's Statement, DRD stated its intention to make an offer to acquire unexpired Emperor options should DRD be successful in acquiring 100% of Emperor.

        During negotiations with Emperor, DRD stated its intention that should DRD be successful in acquiring at least 50.1% of Emperor, subject to the terms of the Emperor options currently on issue, it would seek to allow those options to vest immediately (thereby allowing those option holders to acquire Emperor shares capable of being accepted into the Offer) and to the extent required will vote in favour of any resolution to achieve this result.

5.    Broker handling fees

        If the Offer becomes or is declared unconditional, DRD will pay a commission to participating organisations of the Australian Stock Exchange Ltd (Brokers) of 0.75% of the amount payable by DRD upon acceptance of the Offer by Emperor retail shareholders received on or after 10 June 2004 until the scheduled close of the Offer on 14 July 2004. A retail shareholder is one that held less than 200,000 Emperor shares as at 5 April 2004. The maximum fee payable in respect of any acceptance by a shareholder is $750, and the minimum fee payable in respect of any acceptance by a shareholder is $50.

        The fee is payable to Brokers only and no part of the fee can be passed on or paid to Emperor shareholders. Brokers are not entitled to receive the fee in respect of any Emperor shares in which they, or any associate, holds a relevant interest (within the meaning of those terms in the Corporations Act).

        The fee is payable within 14 days of production of an acceptance form bearing the brokers stamp or, in the case of CHESS holdings, other written confirmation acceptable to DRD that the Broker is a Controlling Participant who has initiated the acceptance in relation to the parcel concerned. No fee is payable in respect of acceptances that are withdrawn. DRD reserves the right to aggregate any acceptances in determining the handling fees payable to any Broker if DRD believes that a party has structured holdings of Emperor shares to take advantage of the handling fee.

6.    Other notices

        Unless the context otherwise requires, terms defined in the Bidder's Statement have the same meaning as in this Third Supplementary Bidder's Statement.

        A copy of this Third Supplementary Bidder's Statement has been lodged with ASIC. Neither ASIC nor any of its officers take any responsibility for its contents.

        Signed for and on behalf of DRD following a resolution of the directors of DRD

/s/ IAN MURRAY
Ian Murray, Director Dated: 16 June 2004

  U.S. Disclosures

        DRD's shares have not been registered under the U.S. Securities Act and may not be offered or sold within the United States or to U.S. persons unless they are registered under the U.S. Securities Act or an exemption from the registration requirements of the U.S. Securities Act is available.

        The offer described in DRD's Bidder's Statement dispatched on 13 April 2004 is made for the securities of an Australian company. The offer is subject to disclosure requirements in Australia that are different from those of the United States. Certain financial statements included in the Bidder's Statement have been prepared in accordance with South African, Australian and/or International Accounting Standards that may not be comparable to the financial statements of United States companies. It may be difficult for Emperor's shareholders to enforce their rights and any claim they may have arising under the U.S. federal securities laws, since DRD is located in South Africa, and all of its officers and directors are residents of countries other than the United States. Emperor's shareholders may not be able to sue DRD or its officers or directors in a non-U.S. court for violations of U.S. securities laws. It may be difficult to compel DRD and its affiliates to subject themselves to a U.S. court's judgment. You should be aware that DRD may purchase securities otherwise than under the offer in DRD's Bidder's Statement, such as in the open market or privately negotiated transactions to the extent permitted under Australian law.

Annexure A—DRD announcement of 10 June 2004

FOR IMMEDIATE RELEASE

361/04-jmd

DRD WELCOMES EMPEROR'S RECOMMENDATION
OF FINAL OFFER 10 June 2004

        Johannesburg, South Africa. 10 June 2004.    Durban Roodepoort Deep, Limited (JSE: DUR; NASDAQ: DROOY; ASX:DRD) Chief Executive Officer Ian Murray has welcomed a decision by a majority of the independent directors of the Emperor Mines Limited board to recommend to shareholders that they accept DRD's final, revised offer for the company.

        DRD announced that it will increase its bid for Emperor to five DRD shares for every 22 Emperor shares it does not already own.

        The agreed offer represents an increase of 14% over DRD's previous offer. DRD's previous offer represented a 32% premium over the price at which Emperor was trading prior to the announcement of the offer on 8 March 2004.

        "We believe our original offer was fair based on Emperor's share price tracking the offer since the bid was launched. This new offer reflects our strong intention to proceed with the full takeover and add value to the Vatukoula Gold Mine in Fiji," Murray said.

        DRD has decided to waive all but one of the conditions to the offer. The remaining minimum acceptance condition of 90% will be waived and the offer will become fully unconditional upon DRD becoming entitled to at least 50.1% of the total Emperor shares on issue.

        DRD has also decided to:

  •
  shorten the time for payment of the offer consideration to accepting shareholders to within seven days after its offer becomes unconditional, or after acceptance of the offer, whichever is the latter; and

  •
  extend the offer period so that it will expire at 7pm (Sydney time) on Wednesday, 14 July 2004, unless extended in accordance with the Corporations Act.

        The documentation concerning these changes will be sent to Emperor shareholders shortly.

In relation to the merger:

DRD Ian Murray Chief Executive Officer O424 244 195 (within Australia) or +27 82 441 4090 (from within Sth Africa and overseas)	CIBC World Markets (financial advisor) Neil Johnson Managing Director CIBC World Markets +61 2 9275 1301 (office) +61 419 924 784 (mobile)
South Africa
Investor and Media Relations
Ilja Graulich, Durban Roodepoort Deep, Limited
+27 11 381 7826 (office)
+27 83 604 0820 (mobile)

James Duncan, Russell & Associates
+27 11 880 3924 (office)
+27 82 892 8052 (mobile)
Australasia
Investor and Media Relations
Paul Downie, Porter Novelli
+61 893 861 233 (office)
+61 414 947 129 (mobile)

 United Kingdom/Europe
Investor and Media Relations
Phil Dexter, St James's Corporate Services
North America Investor Relations Susan Borinelli, Breakstone & Ruth International +1 646-536-7018 (office) +1 917-570-8421 (mobile)	+44 20 7499 3916 (office) +44 779 863 4398 (mobile)
Media Relations Jessica Anderson, Breakstone & Ruth International +1 646-536-7002 (office) +1 347-423-5859 (mobile)

        DRD is the world's 9th largest gold producer, with mines in South Africa as well as Australasia, a key target for growth. The company has a track record of success in extending the lives of older mines safely and profitably. For fiscal year 2003, DRD produced 870 000 ounces of gold, up from under 100 000 ounces a year in 1997, when current operations were amalgamated.

        DRD has primary listings on the Johannesburg (JSE:DRD) and Australian (ASX:DRD) stock exchanges and secondary listings on NASDAQ (DROOY), the London Stock Exchange and the Paris and Brussels Bourses. Its shares are also traded on the regulated unofficial market of the Frankfurt Stock Exchange and the Berlin OTC Market.

        For more information, please visit www.drd.co.za or www.durbans.com

        DRD's shares have not been registered under the U.S. Securities Act and may not be offered or sold within the United States or to U.S. persons unless they are registered under the U.S. Securities Act or an exemption from the registration requirements of the U.S. Securities Act is available.

        The offer described in DRD's Bidder's Statement dispatched on 13 April 2004 is made for the securities of an Australian company. The offer is subject to disclosure requirements in Australia that are different from those of the United States. Certain financial statements included in the Bidder's Statement have been prepared in accordance with South African, Australian and/or International Accounting Standards that may not be comparable to the financial statements of United States companies. It may be difficult for Emperor's shareholders to enforce their rights and any claim they may have arising under the U.S. federal securities laws, since DRD is located in South Africa, and all of its officers and directors are residents of countries other than the United States. Emperor's shareholders may not be able to sue DRD or its officers or directors in a non-U.S. court for violations of U.S. securities laws. It may be difficult to compel DRD and its affiliates to subject themselves to a U.S. court's judgment. You should be aware that DRD may purchase securities otherwise than under the offer in DRD's Bidder's Statement, such as in the open market or privately negotiated transactions to the extent permitted under Australian law.

Annexure B—Emperor announcement of 10 June 2004

10 June 2004

Majority of Independent Directors
Recommend Acceptance
of Increased DRD Offer

        Emperor Mines Limited announces that the majority of independent directors have recommended that shareholders accept DRD's final, revised offer.

        The offer is now 5 DRD shares for every 22 Emperor shares, a 14% increase on DRD's previous offer. DRD has waived all but one of the conditions of the offer: the remaining minimum acceptance condition of 90% will be waived and the offer become fully unconditional on DRD becoming entitled to at least 50.1% of total Emperor shares on issue.

        Additional details on the revised offer and reasons for each Directors' position on the revised offer will be forwarded to Emperor shareholders promptly.

Yours faithfully,
/s/ Jim Wall

Jim Wall
Chairman

If you have any queries in relation to the Offer, please call the
Emperor Shareholder Enquiry Line on (+ 61 2) 9262 4042
In accordance with the Corporations Act 2001 calls to this number will be recorded.

SYDNEY OFFICE
ABN 61 007 508 787
Suite 904, Level 9, 50 Margaret Street, Sydney NSW 2000, Australia
Telephone +61 2 9299 7422 Facsimile + 61 2 9299 7433
Email: emperor@emperor.com.au Web Site: www.emperor.com.au

FIJI OFFICE
Private Mail Bag, Vatukoula, Fiji Islands
Telephone: +679 668 0477 Facsimile: +679 668 0779

Annexure C—Notice of Variation of Offer

A copy of this Notice was lodged with the Australian Securities and Investments Commission on the 16th day of June 2004. The Australian Securities and Investments Commission takes no responsibility for the contents of this notice.

Durban Roodepoort Deep, Limited ARBN 086 277 616 / South African Reg. No. 1895/000926/06

Company notice—section 650D(1) of the Corporations Act
Notice of variation

To:	1	Australian Securities and Investments Commission (ASIC)
	2	Emperor Mines Limited ABN 61 007 508 787 (Emperor)
	3	Shareholders in Emperor to whom Durban Roodepoort Deep, Limited (DRD) has made takeover offers.

DRD gives notice under section 650D(1) of the Corporations Act 2001 that:
	(a)	DRD varies its takeover offer dated 13 April 2004 (Offer) for all of the ordinary shares in Emperor which is contained in its bidder's statement dated 26 March 2004 (as supplemented) (Bidder's Statement) by:
(1) increasing the Offer consideration from 1 DRD share for every 5 Emperor shares held, to 5 DRD shares for every 22 Emperor shares held; and
(2) shortening the time for payment of the Offer consideration to accepting Emperor shareholders to within 7 days after the Offer becomes unconditional, or after acceptance of the Offer, whichever is the latter; and
	(b)	accordingly, the Offers are varied by:
(1) replacing "1 DRD Share for every 5 of Your Emperor Shares" in section 9.1(a) of the Bidder's Statement with "5 DRD Shares for every 22 of Your Emperor Shares"; and
(2) replacing the words "one month" and "21 days" wherever they appear in section 9.7 of the Bidder's Statement with the words "seven days".
The consequent amendments to the Bidder's Statement are contained in the Supplementary Bidder's Statement of DRD dated the same date as this Notice of Variation.
A copy of this notice was lodged with ASIC on 16 June 2004. ASIC takes no responsibility for the contents of this notice.

Dated 16 June 2004

Signed for DRD by two directors of DRD authorised to sign this notice pursuant to a resolution passed at a meeting of directors of DRD.

/s/ A. Lubbe Director	/s/ Ian Murray Director

A. Lubbe Name (Please print)	Ian Murray Name (Please print)

U.S. Disclosures
DRD's shares have not been registered under the U.S. Securities Act and may not be offered or sold within the United States or to U.S. persons unless they are registered under the U.S. Securities Act or an exemption from the registration requirements of the U.S. Securities Act is available.
The offer described in DRD's Bidder's Statement dispatched on 13 April 2004 is made for the securities of an Australian company. The offer is subject to disclosure requirements in Australia that are different from those of the United States. Certain financial statements included in the Bidder's Statement have been prepared in accordance with South African, Australian and/or International Accounting Standards that may not be comparable to the financial statements of United States companies. It may be difficult for Emperor's shareholders to enforce their rights and any claim they may have arising under the U.S. federal securities laws, since DRD is located in South Africa, and all of its officers and directors are residents of countries other than the United States. Emperor's shareholders may not be able to sue DRD or its officers or directors in a non-U.S. court for violations of U.S. securities laws. It may be difficult to compel DRD and its affiliates to subject themselves to a U.S. court's judgment. You should be aware that DRD may purchase securities otherwise than under the offer in DRD's Bidder's Statement, such as in the open market or privately negotiated transactions to the extent permitted under Australian law.

Annexure D—Notice of extension of Offer Period

        A copy of this Notice was lodged with the Australian Securities and Investments Commission on the 16th day of June 2004. The Australian Securities and Investments Commission takes no responsibility for the contents of this notice. Durban Roodepoort Deep, Limited ARBN 086 277 616 / South African Reg. No. 1895/000926/06

Company notice—section 650D(1) of the Corporations Act

Notice of variation

To:
1    Australian Securities and Investments Commission (ASIC)
2    Emperor Mines Limited ABN 61 007 508 787 (Emperor)
3    Shareholders in Emperor to whom Durban Roodepoort Deep, Limited (DRD) has made takeover offers.

        DRD gives notice under section 650D of the Corporations Act 2001 that:

  •
  it varies its takeover offer dated 13 April 2004 (Offers) for all of the ordinary shares in Emperor which is contained in its bidder's statement dated 26 March 2004 (as supplemented) (Bidder's Statement) by extending the period during which the Offer will remain open so that the Offer will now close at 7.00pm (Sydney time) on 14 July 2004;

  •
  the new date for the purposes of giving notice of the status of defeating conditions under section 630 of the Corporations Act will be 6 July 2004; and

  •
  accordingly, the Offers (as amended) are varied by replacing:
  (1)
  "29 June 2004" with "14 July 2004" in section 9.2(a) of the Offers;
  (2)
  "29 June 2004" with "14 July 2004" wherever appearing in the acceptance Form; and
  (3)
  "21 June 2004" with "6 July 2004" in section 9.12 of the Offers.

        This variation has the effect of postponing, for more than 1 month, the time when DRD must meet its obligations to an offeree who has accepted the Offer. An offeree will have a withdrawal right if they validly accepted the Offer on or before the date of this notice. For those offerees, section 650E of the Corporations Act 2001 entitles them to withdraw their acceptance of the Offer by giving notice within 1 month beginning on the day after the date on which the offeree first receives a copy of this notice.

        Offerees who withdraw their acceptance must return any consideration received for accepting the Offer. Any notice by an offeree withdrawing their acceptance under section 650E of the Corporations Act must:

  (a)
  if their securities are in a CHESS Holding, be in the form of a Valid Originating Message transmitted to the ASTC by the Controlling Participant for that Holding, specifying the number of securities to be released from the Offer Accepted Subposition in which the securities have been reserved; or

  (b)
  in any other case, be in writing.

        If an offeree withdraws their acceptance in this manner, and is legally entitled to withdraw their acceptance, DRD must before the end of 14 days after the day it is given the withdrawal notice:

  (a)
  return to the offeree any documents that were sent by the offeree to DRD with the acceptance of the Offer; and

  (b)
  if the offeree's securities are in a CHESS Holding, Transmit to ASTC a Valid Message that authorises the release of those securities from the Offer Accepted Sub-position in which the securities have been reserved.

(Words defined in the ASTC Settlement Rules have the same meaning when used in this notice, unless the context requires otherwise.)

        Dated    16 June 2004

        Signed for DRD by two directors of DRD authorised to sign this notice pursuant to a resolution passed at a meeting of directors of DRD.

/s/ A. LUBBE Director	/s/ IAN MURRAY Director

A. Lubbe Name (Please print)	Ian Murray Name (Please print)

U.S. Disclosures

        DRD's shares have not been registered under the U.S. Securities Act and may not be offered or sold within the United States or to U.S. persons unless they are registered under the U.S. Securities Act or an exemption from the registration requirements of the U.S. Securities Act is available.

        The offer described in DRD's Bidder's Statement dispatched on 13 April 2004 is made for the securities of an Australian company. The offer is subject to disclosure requirements in Australia that are different from those of the United States. Certain financial statements included in the Bidder's Statement have been prepared in accordance with South African, Australian and/or International Accounting Standards that may not be comparable to the financial statements of United States companies. It may be difficult for Emperor's shareholders to enforce their rights and any claim they may have arising under the U.S. federal securities laws, since DRD is located in South Africa, and all of its officers and directors are residents of countries other than the United States. Emperor's shareholders may not be able to sue DRD or its officers or directors in a non-U.S. court for violations of U.S. securities laws. It may be difficult to compel DRD and its affiliates to subject themselves to a U.S. court's judgment. You should be aware that DRD may purchase securities otherwise than under the offer in DRD's Bidder's Statement, such as in the open market or privately negotiated transactions to the extent permitted under Australian law.

Annexure E—Notices under sections 630(2) and 650F of the Corporations Act

Durban Roodepoort Deep, Limited (ARBN 086 277 616 / South African Reg. No. 1895/000926/06)

Company notice—section 650F Corporations Act 2001

Notice that takeover offer free from certain defeating conditions

To:    Emperor Mines Limited
         Australian Stock Exchange Limited

        For the purpose of section 650F of the Corporations Act 2001, Durban Roodepoort Deep, Limited (ARBN 086 277 616 / South African Reg. No. 1895/000926/06) (DRD) gives notice declaring that its takeover offers dated 13 April 2004 for all the ordinary shares in Emperor Mines Limited (ABN 61 007 508 787) (Emperor) and all the contracts formed by the acceptance of those offers to be free of the conditions set out in section 9.8 of DRD's Bidder's Statement dated 26 March 2004 (as supplemented) (Bidder's Statement) other than the condition set out in section 9.8(a) (Minimum acceptance condition) of the Bidder's Statement.

        To its knowledge, DRD's voting power in Emperor at the time of preparing this notice was 25.43%.

        Dated:    16 June 2004

U.S. Disclosures

        DRD's shares have not been registered under the U.S. Securities Act and may not be offered or sold within the United States or to U.S. persons unless they are registered under the U.S. Securities Act or an exemption from the registration requirements of the U.S. Securities Act is available.

        The offer described in DRD's Bidder's Statement dispatched on 13 April 2004 is made for the securities of an Australian company. The offer is subject to disclosure requirements in Australia that are different from those of the United States. Certain financial statements included in the Bidder's Statement have been prepared in accordance with South African, Australian and/or International Accounting Standards that may not be comparable to the financial statements of United States companies. It may be difficult for Emperor's shareholders to enforce their rights and any claim they may have arising under the U.S. federal securities laws, since DRD is located in South Africa, and all of its officers and directors are residents of countries other than the United States. Emperor's shareholders may not be able to sue DRD or its officers or directors in a non-U.S. court for violations of U.S. securities laws. It may be difficult to compel DRD and its affiliates to subject themselves to a U.S. court's judgment. You should be aware that DRD may purchase securities otherwise than under the offer in DRD's Bidder's Statement, such as in the open market or privately negotiated transactions to the extent permitted under Australian law.

Durban Roodepoort Deep, Limited ARBN 086 277 616 / South African Reg. No. 1895/000926/06

Company notice—section 630(2)(b) of the Corporations Act 2001

        New date for giving the notice of the status of conditions

To:    Australian Stock Exchange Limited
         Emperor Mines Ltd (ABN 61 007 508 787) (Emperor)

        For the purposes of paragraph 630(2)(b) of the Corporations Act 2001, Durban Roodepoort Deep, Ltd (DRD) gives notice that:

  1.
  the offer period relating to the offer by DRD for all of the ordinary shares in Emperor Mines Ltd (Offer), which Offer is contained in a DRD's bidder's statement dated 26 March 2004 (as supplemented) (Bidder's Statement), has been extended so that it is now scheduled to close at 7.00pm (Sydney time) on 14 July 2004;

  2.
  the new date for giving notice of the status of the conditions to the Offer, as required by subsection 630(3) of the Corporations Act 2001, is 6 July 2004; and

  3.
  as at the date of this notice:

    (a)
    DRD has freed the Offer from all of the defeating conditions in section 9.8 of the Bidder's Statement other than the condition set out in section 9.8(a) (Minimum acceptance condition) of the Bidder's Statement; and

    (b)
    so far as DRD is aware, the condition set out in section 9.8(a) (Minimum acceptance condition) of the Bidder's Statement has not been fulfilled.

Date: 16 June 2004

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  Exhibit 1
DRD WELCOMES EMPEROR'S RECOMMENDATION OF FINAL OFFER 10 June 2004
Majority of Independent Directors Recommend Acceptance of Increased DRD Offer